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                                                            EXHIBIT 10.32

                                   EXHIBIT C

                             THIRD AMENDMENT TO THE
                                LEAR CORPORATION
                             1992 STOCK OPTION PLAN


     The Lear Corporation 1992 Stock Option Plan shall be amended effective as of March 14, 1997 as follows:

     1. Section 6 is amended by inserting the following new paragraph at the end thereof:

                 "Notwithstanding the foregoing, the option holder may elect in his or her exercise notice to pay any withholding tax, up to the minimum withholding requirements for supplemental wages, with either (y) shares of the Company's common stock issuable to the option holder upon exercise of the option or (z) shares of common stock already owned by, and in the possession of, the option holder, with a fair market value equal to the minimum required withholding tax. Shares of common stock used to satisfy the minimum required withholding tax pursuant to this paragraph shall be valued at their fair market value as determined by the Committee on the date of exercise. The fair market value of the common stock shall be:

                       (i) the closing price of publicly traded common stock on
                  the national securities exchange on which the common stock is listed (if the common stock is so listed) or the NASDAQ National Market System (if the common stock is regularly quoted on the NASDAQ National Market System);

                       (ii) if not listed or regularly quoted as described in
                  paragraph (i), the mean between the closing bid and asked prices of publicly traded common stock in the over-the-counter market; or

                       (iii) if not listed or regularly quoted as described in
                  paragraph (i) and if the bid and asked prices described in paragraph (ii) are not available, as reported by any nationally recognized quotation service selected by the Committee or as determined by the Committee in a manner consistent with the provisions of the Code."

     2. Section 4 of each Stock Option Agreement granted under the Plan and dated as of December 31, 1993 shall be amended by inserting the following at the end thereof:

                       "Notwithstanding the foregoing, the Grantee may elect
                  in his or her exercise notice to pay any withholding tax, up to the minimum withholding requirement for supplemental wages, with shares of common stock in accordance with Section 6 of the Plan."